Exhibit 21

Core Natural Resources, Inc.
SUBSIDIARIES
As of February 20, 2025

(In alphabetical order)

ACI Terminal, LLC (a Delaware limited liability company)
Allegheny Land LLC (a Delaware limited liability company)
AMVEST Gas Resources, LLC (a Virginia limited liability company)
AMVEST LLC (a Virginia limited liability company)
AMVEST West Virginia Coal, L.L.C. (a West Virginia limited liability company)
Arch Coal Australia Holdings PTY LTD (an Australian proprietary limited company)
Arch Coal Australia PTY LTD (an Australia proprietary limited company)
Arch Coal Group, LLC (a Delaware limited liability company)
Arch Coal Operations LLC (a Delaware limited liability company)
Arch Coal West, LLC (a Delaware limited liability company)
Arch Land LLC (a Delaware limited liability company)
Arch of Australia PTY LTD (an Australian proprietary limited company)
Arch of Wyoming, LLC (a Delaware limited liability company)
Arch Receivable Company, LLC (Delaware limited liability company)
Arch Reclamation Services LLC (a Delaware limited liability company)
Arch Resources, Inc. (a Delaware corporation)
Arch Western Acquisition Corporation (a Delaware corporation)
Arch Western Acquisition, LLC (a Delaware limited liability company)
Arch Western Bituminous Group, LLC (a Delaware limited liability company)
Arch Western Resources, LLC (a Delaware limited liability company)
Ark Land KH LLC (a Delaware limited liability company)
Ark Land LLC (a Delaware limited liability company)
Ark Land LT LLC (a Delaware limited liability company)
Ark Land WR LLC (Delaware limited liability company)
Ashland Terminal, Inc. (a Delaware corporation)
Atlantic Holdings JV LLC (a Delaware limited liability company)
Braxton-Clay Land & Mineral, LLC (a West Virginia limited liability company)
Bronco Mining Company LLC (a West Virginia limited liability company)
Catenary Coal Holdings LLC (a Delaware limited liability company)
CFOAM LLC (a Delaware limited liability company)
CoalQuest Development LLC (a Delaware limited liability company)
Conrhein Coal Company (a Pennsylvania general partnership)
CONSOL Amonate Facility LLC (a Delaware limited liability company)
CONSOL Amonate Mining Company LLC (a Delaware limited liability company)
CONSOL Coal Finance Corp. (a Delaware corporation)
CONSOL Energy Canada Ltd. (a Canadian corporation)
CONSOL Energy Sales Company LLC (formerly CONSOL Sales Company) (a Delaware limited liability company)
CONSOL Funding LLC (a Delaware limited liability company)
CONSOL Innovations LLC (a Delaware limited liability company)
CONSOL Marine Terminals LLC (a Delaware limited liability company)
CONSOL Met Coal Holding Company LLC (a Delaware limited liability company)
CONSOL Mining Company LLC (a Delaware limited liability company)
CONSOL Mining Holding Company LLC (a Delaware limited company)
CONSOL of Canada LLC (a Delaware limited liability company)

CONSOL of Kentucky LLC (a Delaware limited liability company)
CONSOL Operating LLC (a Delaware limited liability company)
Consol Pennsylvania Coal Company LLC (formerly Consol Pennsylvania Coal Company) (a Delaware limited liability company)
CONSOL Pennsylvania Mine Holding LLC (a Delaware limited liability company)
CONSOL RCPC LLC (a Delaware limited liability company)
Consol Thermal Holdings LLC (a Delaware limited liability company)
Core Global LLC (a Delaware limited liability company)
Core Natural Resources Asia-Pacific PTE. LTD. (a Singapore private limited company)
Core Natural Resources Europe Limited (an England and Wales private limited company)
Core Purchasing LLC (a Delaware limited liability company)
Core Sales, Inc. (a Delaware corporation)
Energy Development LLC (an Iowa limited liability company)
Fola Coal Company, L.L.C. d/b/a Powellton Coal Company (a West Virginia limited liability company)
Hawthorne Coal Company LLC (a West Virginia limited liability company)
Helvetia Coal Company LLC (a Pennsylvania limited liability company)
Hunter Ridge Coal LLC (a Delaware limited liability company)
Hunter Ridge Holdings, Inc. (a Delaware corporation)
Hunter Ridge LLC (a Delaware limited liability company)
ICG Beckley, LLC (a Delaware limited liability company)
ICG East Kentucky, LLC (a Delaware limited liability company)
ICG Eastern Land, LLC (a Delaware limited liability company)
ICG Eastern, LLC (a Delaware limited liability company)
ICG Natural Resources, LLC (a Delaware limited liability company)
ICG Tygart Valley, LLC (a Delaware limited liability company)
ICG, LLC (a Delaware limited liability company)
International Energy Group, LLC (a Delaware limited liability company)
Island Creek Coal Company LLC (a Delaware limited liability company)
Itmann Mining Company LP (a Delaware limited partnership)
Juliana Mining Company LLC (a West Virginia limited liability company)
King Knob Coal Co. LLC (a West Virginia limited liability company)
Laurel Run Mining Company LLC (a Virginia limited liability company)
Leatherwood, LLC (a Pennsylvania limited liability company)
Little Eagle Coal Company, L.L.C. (a West Virginia limited liability company)
Maidsville Landing Terminal, LLC (a Delaware limited liability company)
Marine Coal Sales LLC (a Delaware limited liability company)
Meadow Coal Holdings, LLC (a Delaware limited liability company)
Melrose Coal Company LLC (a West Virginia limited liability company)
Mingo Logan Coal LLC (a Delaware limited liability company)
Mountain Coal Company, L.L.C. (a Delaware limited liability company)
Mountain Gem Land LLC (a West Virginia limited liability company)
Mountain Mining LLC (a Delaware limited liability company)
Mountaineer Land LLC (a Delaware limited liability company)
MTB LLC (a Delaware limited liability company)
Nicholas-Clay Land & Mineral, LLC (a Virginia limited liability company)
Otter Creek Coal, LLC (a Delaware limited liability company)
PA Mining Complex GP LLC (a Delaware limited liability company)
PA Mining Complex LP (a Delaware limited partnership)
Patriot Mining Company LLC (a West Virginia limited liability company)
Prairie Holdings, Inc. (a Delaware corporation)
R&PCC LLC (a Pennsylvania limited liability company)
Shelby Run Mining Company, LLC (a Delaware limited liability company)

TECPART LLC (a Delaware limited liability company)
Terry Eagle Coal Company, L.L.C. (a West Virginia limited liability company)
Terry Eagle Limited Partnership (a West Virginia limited partnership)
The Sycamore Group, LLC (a West Virginia limited liability company)
Thunder Basin Coal Company, L.L.C. (a Delaware limited liability company)
Transformer LP Holdings Inc. (a Delaware corporation)
Triton Coal Company, LLC (a Delaware limited liability company)
Upshur Property LLC (a Delaware limited liability company)
Vaughan Railroad Company LLC (a West Virginia limited liability company)
Vindex Energy LLC (a West Virginia limited liability company)
Western Energy Resources LLC (a Delaware limited liability company)
White Wolf Energy LLC (a Virginia limited liability company)
Windsor Coal Company LLC (a West Virginia limited liability company)
Wolf Run Mining LLC (a West Virginia limited liability company)
Wolfpen Knob Development Company LLC (a Virginia limited liability company)